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                                                                   Exhibit (h.3)

                               AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT, effective as of February 15, 2004, by and between ING Fund Services, LLC, a company organized under the laws of the State of Delaware (the "Administrator") and Investors Bank & Trust Company, a Massachusetts trust company ("Investors Bank").

     WHEREAS, ING Life Insurance and Annuity Company ("ILIAC") and Investors Bank entered into a Sub-Administration Agreement dated December 14, 2001 as amended from time to time (the "Sub-Administration Agreement"); and

     WHEREAS, ILIAC, the Administrator and Investors Bank subsequently entered into an Assignment and Assumption Agreement dated November 19, 2003, whereby ILIAC assigned the Sub-Administration Agreement to the Administrator; and

     WHEREAS, the Administrator and Investors Bank desire to amend the Sub-Administration Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.   Amendments.

     (a) Appendix A to the Sub-Administration Agreement is hereby amended by deleting such Appendix A in its entirety and replacing it with Appendix A attached hereto as Exhibit I.

2.   Miscellaneous.

     (a) Except as amended hereby, the Sub-Administration Agreement shall remain in full force and effect.

     (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.


INVESTORS BANK & TRUST COMPANY          ING Funds Services, LLC


By:                                     By:
        ----------------------------            --------------------------------

Name:   Andrew N. Nesvet                Name:   Michael J. Roland
        ----------------------------            --------------------------------

Title:  Managing Director               Title:  EVP and Chief Financial Officer
        ----------------------------            --------------------------------
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                                                                       EXHIBIT I

                                   Appendix A

Series of ING Partners, Inc.:

                   Alger Growth Portfolio
                   Alger Aggressive Growth Portfolio
                   Alger Capital Appreciation Portfolio
                   American Century Small Cap Value Portfolio
                   Baron Small Cap Growth Portfolio
                   DSI Enhanced Index Portfolio
                   Goldman Sachs Capital Growth Portfolio
                   Goldman Sachs Core Equity Portfolio
                   JPMorgan Fleming International Portfolio
                   JPMorgan Mid Cap Value Portfolio
                   MFS Capital Opportunities Portfolio
                   MFS Global Growth Portfolio
                   MFS Research Equity Portfolio
                   OpCap Balanced Value Portfolio
                   PIMCO Total Return Portfolio
                   Salomon Brothers Aggressive Growth Portfolio
                   Salomon Brothers Fundamental Value Portfolio
                   Salomon Brothers Investors Value Portfolio
                   T. Rowe Price Growth Equity Portfolio
                   UBS Tactical Asset Allocation Portfolio
                   Van Kampen Comstock Portfolio

                   Fidelity(R) VIP Contrafund(R) Portfolio
                   Fidelity(R) VIP Growth Portfolio
                   Fidelity(R) VIP Equity Income Portfolio
                   Fidelity(R) VIP Mid Cap Portfolio